UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): December 19, 2007

Clear Skies Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-143695	30-0401535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 Sunrise Highway, Suite 227 Massapequa Park, New York	11762
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 809-0498

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CLEAR SKIES HOLDINGS, INC.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported, BIP Oil, Inc., a Nevada corporation (“PUBCO-NV”), was merged with and into Clear Skies Holdings, Inc., a Delaware corporation (“Holdings”), for the purpose of changing its state of incorporation to Delaware from Nevada and changing its name, all pursuant to a Certificate of Ownership and Merger dated December 13, 2007, approved by stockholders on December 13, 2007 and filed with the Secretary of State of Delaware on December 18, 2007. Under the terms of the Certificate of Ownership and Merger, each share of PUBCO-NV was exchanged for 9.19230769 shares of Holdings.

Merger

The Merger. On December 19, 2007, Holdings entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Holdings, Clear Skies Group, Inc., a privately held New York corporation (“CSG”) and Clear Skies Acquisition Corp., a newly formed, wholly owned Delaware subsidiary of Holdings (“Acquisition Sub”). Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), on December 20, 2007 Acquisition Sub merged with and into CSG, and CSG, as the surviving corporation, became a wholly owned subsidiary of Holdings.

Pursuant to the terms and conditions of the Merger Agreement:

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At the closing of the Merger, each share of CSG’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 1.937943 shares of Holdings’ common stock. In addition, warrants outstanding immediately prior to the Merger to purchase an aggregate of 760,000 shares of CSG’s common stock were converted into an aggregate of 416,656 shares of Holdings’ common stock. CSG stockholders who held an aggregate of 60,000 shares of CSG's common stock surrendered such shares to CSG for cancellation effective simultaneously with the Merger. In the aggregate, 8,908,723 shares of Holdings’ common stock were issued in the Merger to the holders of CSG’s common stock and warrants.

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Following the closing of the Merger, Holdings sold an aggregate of 290.2 units (“Units”) in a private placement (the “Private Placement”), consisting of an aggregate of 14,510,000 shares of newly issued common stock of Holdings, at a purchase price of $25,000 per Unit ($0.50 per share). In addition, the holders of $745,000 principal amount of indebtedness of CSG converted the outstanding principal of their promissory notes at $0.50 per share into an aggregate of 29.8 Units in the Private Placement.

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Upon the closing of the Merger, Bobby Stanley resigned as the sole officer and director of Holdings, and simultaneously with the Merger a new board of directors and new officers were appointed for Holdings. Holdings’ new board of directors consists of the four current members of the board of directors of CSG: Ezra J. Green; Richard Klein; Pamela Newman, Ph.D.; and Gelvin Stevenson, Ph.D. Holdings also appointed the previous officers of CSG as officers of Holdings.

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Immediately following the Merger and the initial closing of the Private Placement, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, Holdings transferred all of its pre-Merger assets and liabilities to its wholly owned subsidiary, BIP Holdings, Inc., a Delaware corporation (“SplitCo”). Thereafter, pursuant to a stock purchase agreement, Holdings transferred all of the outstanding capital stock of SplitCo to Bobby Stanley and two former directors of Holdings in exchange for cancellation of an aggregate of 53,866,923 shares of Holdings’ common stock held by such persons (the “Split-Off”), which left 5,975,000 shares of Holdings’ common stock held by persons who were stockholders of Holdings prior to the Merger. These 5,975,000 shares constituted Holdings’ “public float” prior to the Merger that will continue to represent the shares of Holdings’ common stock eligible for resale without further registration by the holders thereof, until such time as the applicability of Rule 144 or other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), or the effectiveness of a further registration statement under the Securities Act, permits additional sales of issued shares.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Following (i) the closing of the Merger, (ii) the closing of the Private Placement for $8,000,000 (including $745,000 of exchanged indebtedness), and (iii) Holdings’ cancellation of 53,866,923 shares in the Split-Off, there were 30,883,723 shares of Holdings’ common stock issued and outstanding. Approximately 28.8% of such issued and outstanding shares were held by the former stockholders of CSG and approximately 51.8% were held by the investors in the Private Placement.

Holdings had no options or warrants to purchase shares of its capital stock outstanding immediately prior to the closing of the Merger. Other than warrants to purchase an aggregate of 760,000 shares of CSG’s common stock, which warrants were exchanged for 416,656 shares of Holdings’ common stock in the Merger, CSG had no options or warrants to purchase shares of its capital stock outstanding immediately prior to the closing of the Merger. Holdings has adopted, and its stockholders have approved, an equity incentive plan and reserved 2,500,000 shares of its common stock for issuance as incentive awards to officers, directors, employees and other qualified persons in the future. Holdings has not yet granted any awards under such plan.

The shares of Holdings’ common stock issued to former holders of CSG’s common stock and warrants in connection with the Merger, and the shares of Holdings’ common stock issued in the Private Placement, were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

Changes Resulting from the Merger. Holdings intends to carry on CSG’s business as its sole line of business. Holdings has relocated its executive offices to 5020 Sunrise Highway, Suite 227, Massapequa Park, New York 11762 and its telephone number is (516) 809-0498.

The Merger and its related transactions were approved by the holders of a requisite number of shares of CSG’s capital stock pursuant to written consents dated as of December 19, 2007. Under New York law, CSG’s stockholders who did not vote in favor of the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that CSG pay them the judicially determined fair value of their shares. Determination of fair value is based on many relevant factors that a court may consider. At December 21, 2007, no holders of shares of CSG’s common stock had indicated their intention to seek appraisal of their shares.

Changes to the Board of Directors and Executive Officers. Upon closing of the Merger, the then-current sole officer and director of Holdings resigned and was replaced by new officers and directors. Immediately following the closing of the Merger, Holdings’ board of directors was reconstituted to consist of Ezra J. Green, Richard Klein, Pamela Newman Ph.D. and Gelvin Stevenson, Ph.D. Following the Merger, our officers consisted of the officers of CSG immediately prior to the Merger.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Merger is being accounted for as a reverse acquisition and recapitalization. CSG is the acquirer for accounting purposes and Holdings is the acquired company. Accordingly, CSG’s historical financial statements for periods prior to the acquisition become those of the registrant (Holdings) retroactively restated for, and giving effect to, the number of shares received in the Merger. The accumulated deficit of CSG is carried forward after the acquisition. Operations reported for periods prior to the Merger are those of CSG. Earnings per share for the periods prior to the Merger are restated to reflect the equivalent number of shares outstanding.

Tax Treatment. The Split-Off will result in taxable income to Holdings in an amount equal to the difference between the fair market value of the assets transferred and Holdings’ tax basis in the assets. Any gain recognized will be subject to federal income tax at regular corporate income tax rates.

Description of Our Company

PUBCO-NV was incorporated as a Nevada corporation on January 31, 2007, for the purpose of importing, marketing and distributing Greek olive oils, olives and spices in the United States. On December 18, 2007, PUBCO-NV merged into Holdings for the sole purpose of reincorporating in the State of Delaware. Immediately following the Merger and the Private Placement, the existing assets and liabilities of Holdings were disposed of pursuant to the Split-Off.

CSG was formed in New York on September 23, 2003 for the purpose of providing turnkey solar electricity installations and renewable energy technology solutions to commercial and residential customers across the United States.

After the Merger, Holdings succeeded to the business of CSG as its sole line of business.

Description of Business

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to CSG, and for periods subsequent to the closing of the Merger refer to Holdings and its wholly owned subsidiary.

Overview

Clear Skies Group, Inc. was incorporated in New York on September 23, 2003 and began operations in August 2005. We are a designer and integrator of solar power systems. CSG markets, sells, designs and installs systems for small commercial and residential customers, sourcing components (such as solar modules and inverters) from manufacturers such as Sharp, Solar-Fabrik AG, General Electric, SMA America and XANTRAX. We commenced operations in August 2005 and received our initial funding from Rudd-Klein Alternative Energy, LLC in September 2005. We used those funds and shares of our stock to acquire certain assets of S&T Electric and TAL Design & Construction, to file patent applications with respect to proprietary technology we had developed, and to fund our operations. S&T Electric was a licensed electrical contracting business owned and operated by William O’Connor, our Executive Vice President of Operations, and another individual, that provided residential and commercial services in New York for 12 years. The assets we acquired from S&T Electric included their licenses and certifications. TAL Design & Construction was a design and construction firm owned and operated by Ezra J. Green, our Chief Executive Officer.

CSG currently serves customers in California, New York and New Jersey and has entered into letters of intent with prospective customers in Georgia and Arizona. We also plan to expand to other States where the amount of sunshine, the presence of stripper wells and/or the availability of governmental rebates make our prospects of solar energy system sales appear attractive to us. CSG not only supplies and installs solar power systems, but CSG also seeks to develop new technologies and products that will promote the expansion of the industry. Our commitment to improving the effectiveness of renewable energy systems has yielded developments that include proprietary PV panel mounting systems and trade secrets that reduce the required man-hours on system installations.

We deliver turnkey solar electricity installations and renewable energy technology solutions to commercial and residential customers across the United States. Our primary business is the installation of photovoltaic (sometimes called “solar electric” or “PV” for short) solar power panels to the residential and commercial markets. We believe that our construction background, through S&T Electric and TAL Design & Construction, provides us with real world experience in delivering results quickly and cost-effectively for our customers. With a goal of improving the effectiveness of renewable energy systems, we have developed certain proprietary PV panel mounting systems and trade secrets that we believe reduce the required man-hours for PV system installations. We have also developed XTRAX, a proprietary remote monitoring solution for measuring the production of renewable energy systems, among other things.

CSG, through its own licenses and those of its strategic allies, is licensed to perform installations in California, Florida, New Jersey and New York, with immediate plans to expand operations to Arizona, Georgia and Nevada, and, during 2008, to New Mexico and Texas. We also plan to expand to other States where the amount of sunshine, the presence of stripper wells and/or the availability of governmental rebates make our prospects of solar energy system sales appear attractive to us.

Photovoltaic Product and Service Line

We offer a number of PV products and services that seek to generate revenue from initial installation activities, as well as potential recurring revenues from an installed base of customers. Such products and services include the following:

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Commercial Solar Installations. We install commercial solar systems of any size, with a focus on systems that produce one Megawatt or less. This is an area of the market that we believe is underserved. The financial considerations of a project depend significantly upon the available tax credits and depreciation schedules available. This sector offers the possibility of integrating our monitoring services and generating additional business from existing clients with multiple locations.

•	Residential Solar Installations. We install residential solar systems for medium to large-sized homes that average a 6.5 kilowatt (KW) system.

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Other Markets. In addition to residential and commercial PV installations that include corporate buildings and multi-dwelling residential buildings, subject to receipt of adequate financing, we currently intend to pursue three specific additional markets: agricultural systems; petroleum field systems; and non-profit and institutional clients.

(i)	Agricultural Systems. We believe that farms (including vineyards) typically have accessible land or roof space that can accommodate a PV system that can meet their electricity needs. According to the U.S. Department of Agriculture, there are more than 21 million farms in the United States. We believe that the typical farm requires a system installation that exceeds $1 million at current prices, due to their level of power demand.

(ii)	Petroleum Field Systems. According to Gibson Consulting’s website, there are approximately 510,000 oil wells in the US that pump about 10.5 barrels of oil per day on average. Our energy systems can replace diesel generators that power the pumps, heat water and inject steam into wells to increase production, while also adding the ability to remotely monitor the equipment and the well’s production. Our systems that service one stripper well will sell for approximately $80,000 to $200,000 at current prices.

(iii)	Non-Profit & Institutional Clients. Nonprofit and institutional customers cannot directly benefit from tax credits or depreciation. However, we have identified third parties that are able to arrange power purchase agreements and financing that captures the value of accelerated depreciation and tax credits through third-party investment financing.

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Customized Installation Equipment. We have developed a Ballasted Roof Mounting System with Custom Recycled Rubber Feet that is less expensive than comparable roof mounting systems. This mounting system also speeds up the installation process, puts less stress on commercial roofs and has a reduced environmental impact. We also offer a Residential PV Trim Kit that is intended to improve the aesthetic look of residential PV installations.

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Industrial Commercial Solarthermal. Solarthermal systems can supplement solar electric systems. These systems heat water directed to a boiler, hot water heater, or separate storage tank. Although these systems require maintenance, solarthermal is another way to reduce reliance on fossil fuels. Solar thermal is primarily used for commercial, industrial, or large residential buildings with high water usage. This is a secondary product of ours that will be offered as a complement to commercial PV installations.

Remote Monitoring Products

XTRAX is our patent-pending system for remotely monitoring the energy production of renewable energy systems, among other things, and providing fault notification. The design philosophy behind XTRAX is to avoid using expensive and awkward personal computers for simple monitoring tasks. The XTRAX hardware monitor uses a minimalist approach by integrating a microcontroller, an energy measurement, a cellular card and miscellaneous interface components to provide a small and relatively low cost hardware platform. This platform is capable of being utilized for a variety of measurements, including but not limited to, electrical energy production, temperature, volume and flow. The XTRAX hardware monitor is backed up by a database application for the retrieval and reporting of data to owners, customers, and aggregators. The XTRAX system as a whole also provides users the ability to retrieve reports through a website or text message.

Once launched, we expect XTRAX to generate recurring revenues. We plan to sell XTRAX to our installation customers as well as to other PV installers and utilities. We believe that XTRAX will enable us to acquire and validate Renewable Energy Credits (RECs) and provide information regarding greenhouse gas emissions that may support the generation of Carbon Credits. Development of our XTRAX system may also open other potential markets, such as the ability to monitor heat and flow rates for such applications as irrigation, oil well monitoring, and solar thermal measurement. We are ready to begin beta testing of our proprietary software, and we expect to outsource the manufacturing of XTRAX. We plan to commercially launch XTRAX by the middle of 2008.

Potential improvements in our XTRAX technology and related applications that we are pursuing include the following:

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Expanded Capabilities. We are working to configure XTRAX to monitor additional parameters including heat and liquid flow. This would open the possibility of our pursuing the following applications, either directly or through out-licensing:

(i)	Remote verification of water usage quantities, flow rate, and quality. Potential customers range from golf courses to municipalities to irrigation systems to environmental testing.

(ii)	Remotely monitoring the volume of petroleum storage tanks; and

(iii)	Remotely monitoring the production of solar thermal energy systems.

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Greater Distances. We are developing MAXTRAX, a remote monitoring product that uses radio and satellite uplinks. Through this product, we hope to enable monitoring in isolated, rural locations in which XTRAX, with its cellular capability, would not be effective.

The Market Opportunity

The price of oil in U.S. Dollars is near its historic high and global energy demand has been growing. We believe that sunlight has long been a vast but underutilized source of energy. We also believe that the combination of today's improved solar energy technologies and the high cost of fossil fuels enables the use of alternative energy sources economically. Furthermore, we believe that RECs and Carbon Credits may grow in demand if the regulatory landscape moves towards market-based cap and trade systems.

Competitive Factors

We face intense competition in both the installation and monitoring fields, and many of our competitors have substantially greater resources than we do.

There are hundreds of PV installation companies in the United States. Some of our principal PV installation competitors include the following:

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Akeena Solar (www.akeena.net). Akeena Solar is one of the largest national installers of solar power systems. The firm installs turn-key solar power systems for residential and commercial customers in California, New Jersey, New York, Pennsylvania, and Connecticut.

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GoSolar (www.gosolar.com). GoSolar is a PV installation company focused on residential systems, solar thermal, and wind power. The company is located in Suffolk County, New York and specializes in the Long Island region.

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Powerlight (www.powerlight.com). PowerLight is a wholly owned subsidiary of SunPower that is focused on large-scale commercial projects. Since 1995, PowerLight has designed, developed, and delivered more large-scale solar power systems (>500 KW) than any other global solar electric provider. PowerLight is headquartered in California, with additional management in Trenton, New Jersey and Geneva, Switzerland and has employees throughout the U.S., Europe and Asia.

•	The Solar Center (www.thesolarcenter.com). The Solar Center is a large regional competitor that installs in New Jersey, southern New York, Long Island, and Connecticut.

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SunEdison (www.sunedison.com). Sun Edison launched in 2004 and two years later received $26 million in venture money from a group led by Goldman Sachs. SunEdison is focused on large scale commercial and government projects, ignoring the residential market. SunEdison delivers solar electricity as a service, not a product. SunEdison is an extremely capital intensive operation, because the company owns and operates the generating assets, not the customer. SunEdison also provides monitoring services.

The principal monitoring competitors with which XTRAX will compete, are currently:

•	Fat Spaniel (www.fatspaniel.com). Fat Spaniel delivers computer-based remote monitoring of solar installations. This system can send alerts via e-mail or text message if the inverter is shut down.

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Inverter-specific Communications. Some inverter manufacturers are attempting to improve this technology with new features, such as SMA’s SunnyBoy inverters. Such new features include communication capability in the standard inverter required on all PV system interconnections, through an optional socket modem attached to the existing power line. This software enables continuous monitoring and can record the performance of a PV system on a personal computer through the Windows-based program Sunny Data. The device can also send and receive data and commands to and from a central monitoring device.

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DigiRemote Power Manager (www.digi.com). Digi International’s Digi RPM is an intelligent power distribution unit that can: remotely turn devices on and off; measure electrical load and monitor ambient temperature; and integrate with additional devices to provide power management over Ethernet and Internet connections.

Intellectual Property

We have developed several proprietary technologies and systems. We have one pending U.S. provisional patent application and expect to file other patent applications after we have obtained the proceeds of the Private Placement. In July 2004, we filed U.S. provisional patent application number 20060028354, “Remote Access Energy Meter System and Method.” In July 2005, such U.S. provisional patent application converted into full utility application serial number 11/177035.

In addition to our patent application and potential future patent applications, we also have trade secrets and know-how. Our staff is actively exploring new products or devices, systems and methods for installing, monitoring and/or supporting solar installations that lower the cost and time required for installation.

Property

We lease approximately 500 square feet of office space at our current location of 5020 Sunrise Highway, Massapequa Park, New York 11762 from Destiny LLC on a monthly basis. The rent for this space is currently $1,185 per month. We also rent storage space from United Store-all on a monthly basis. There is no annual contract or lease obligation with respect to the properties we rent.

Employees

CSG currently has 7 employees, including its officers. We hired our first dedicated sales and sales-support employee in October 2006 and hired Rami Mikhail as our Executive Vice President - Sales in February 2007. We plan to use the proceeds of the Private Placement to hire a full-time sales staff that we hope will enable us to effectively close a number of outstanding leads and expand our ability to bid on new projects. We estimate that a minimum of three sales people (with additional contractors) and two additional installation staff will be required to close the prospects currently in our sales pipeline. We hope to keep our operating costs low by using supplemental contract labor and subcontracting portions of work to installers and other specialists, as is common in the construction industry.

Legal Proceedings

On July 19, 2007, a complaint was filed in the lawsuit titled Alpha Energy, a division of Alpha Technologies Services, Inc. v. Quixotic Systems, Inc., in the United States District Court for the Western District of Washington at Seattle, Case No. 2:07-cv-1130-MJB (the “Alpha Lawsuit”). The complaint alleges, among other things, that Quixotic purchased approximately $270,000 worth of power systems components from Alpha Energy (“Alpha”) for which Quixotic had not timely and fully paid. Quixotic had ordered the power systems components in question on behalf of CSG and such components were shipped to or as directed by CSG. In August 2007, Alpha, Quixotic and CSG entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”), pursuant to which Quixotic and CSG agreed, jointly and severally, to pay an aggregate of $206,778 to Alpha to settle the Alpha Lawsuit. The Settlement Agreement provided that CSG and/or Quixotic would pay Alpha $75,000 within 72 hours of execution of the Settlement Agreement, $25,000 each month for five consecutive months thereafter, and the remaining $6,778 no later than February 15, 2008. Pursuant to the Settlement Agreement, Quixotic and CSG executed a confession of judgment in the amount of approximately $251,014, plus reasonable attorneys’ fees and expenses, that Alpha agreed to hold in trust pending payment in full of the $206,778 settlement amount by CSG and/or Quixotic. Also, pursuant to the Settlement Agreement, the Alpha Lawsuit was dismissed with prejudice and without award of costs or attorneys’ fees to any party, and the parties exchanged mutual releases relating to the Alpha Lawsuit. Through the date hereof, Quixotic has made timely payments to Alpha under the Settlement Agreement, and there is a remaining balance of $31,778 payable thereunder.

Other than routine litigation arising in the ordinary course of business that we do not expect, individually or in the aggregate, to have a material adverse effect on us, there is no currently pending legal proceeding and, as far as we are aware, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, except for the confession of judgment in connection with the Alpha Lawsuit.

Forward-Looking Statements

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company’s growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward looking statements. Such risks and uncertainties include but are not limited to those outlined in the section entitled “Risk Factors” and other risks detailed from time to time in our filings with the SEC or otherwise. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operation

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report. See “Forward-Looking Statements.” Our actual results may differ materially.

Overview

Clear Skies Group, Inc. was incorporated in New York on September 23, 2003 and began operations in August 2005. CSG markets, sells, designs and installs solar power systems for small commercial and residential customers, sourcing components from third party manufacturers. CSG currently serves customers in California, New York and New Jersey and has entered into letters of intent with prospective customers in Georgia and Arizona. CSG also plans to expand to other States where the amount of sunshine, the presence of stripper wells and/or the availability of governmental rebates make its prospects of solar energy system sales appear attractive.

With a goal of improving the effectiveness of renewable energy systems, CSG has developed certain proprietary PV panel mounting systems and trade secrets that CSG believes reduce the required man-hours for PV system installations. CSG has also developed XTRAX, a proprietary remote monitoring solution for measuring the production of renewable energy systems, among other things.

The financial statements included in this Current Report on Form 8-K have been prepared assuming that we will continue as a going concern, however, there can be no assurance that we will be able to do so. Our recurring losses and difficulty in generating sufficient cash flow to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern, and our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Since CSG began operations, it has incurred annual net losses. As of September 30, 2007, CSG had an accumulated deficit of $3,167,222, and CSG expects to incur additional losses in the foreseeable future. CSG recognized net losses of $2,106,480 for the nine month period ended September 30, 2007, and $580,597 for the year ended December 31, 2006.

Since its inception, CSG has financed its operations primarily through sales of equity and debt securities. From inception through September 30, 2007, CSG received net offering proceeds from private sales of equity and debt securities (after deducting placement agents’ discounts, commissions and expenses, and our offering expenses) of approximately $794,230 in the aggregate.

The net proceeds to the Company from the Private Placement were approximately $7,223,350, after deducting:

•	the estimated fees, costs and expenses of the Offering of $150,000; and

•	placement agent fees of $626,650.

We currently intend to use the proceeds of the Private Placement:

•	to repay approximately $251,211 of loans from certain of our officers and directors;

•	to repay $250,000 aggregate principal amount of 8% promissory notes issued by CSG in November 2007 and all accrued interest thereon; and

•	for general working capital purposes.

The Company has also budgeted $500,000 and 500,000 shares of its restricted common stock to engage investor relations and public relations firms for twelve months following the closing of the Merger. Accordingly, our management will have discretion and flexibility in applying a substantial portion of the net proceeds of the Private Placement. Pending any uses, as described above, we intend to invest the net proceeds from the Private Placement in short-term, interest bearing, investment grade securities.

We anticipate, based on current plans and assumptions, that the net proceeds of the Private Placement, together with our expected net revenues from operations, may not be sufficient to satisfy our cash requirements, without further financing, to obtain positive cash flow. There can be no assurance that we will ever generate sufficient revenues to provide positive cash flows from operations. Depending on our actual future results of operations and whether we engage in any strategic transaction or other activities that may consume funds, we may need to raise additional funds through additional public or private offerings of our securities. No assurance can be given that additional sources of funds will be available to us on reasonable terms or at all.

CSG has historically been able to secure a number of projects under contract without a dedicated sales force. However, we plan to use the proceeds of the Private Placement to hire a full-time sales staff that we hope will enable us to effectively close a number of outstanding leads and expand our ability to bid on new projects. We expect that our existing installation staff will be able to manage the projects for which we currently have contracts, purchase orders or letter of intent; provided that scheduling and supply chain management keep pace with these projects. However, we anticipate that some growth in our installation staff and its support structure will be necessary. Depending upon the needs of our customers, we may have to increase our installation staff significantly in 2008 to ensure installations can be completed while applicable rebates remain in a known environment. We expect that our selling and general and administrative expenses will increase in future periods, as we expand our sales and installations workforce.

Facilities requirements are a pressing issue for us, as we have already outgrown our current facility. We are looking for a new facility in Long Island as our headquarters that can accommodate our expected needs for the next three years. In addition, we anticipate establishing regional field offices for our sales teams. Accordingly, we expect the rental expense component of our general and administrative expenses to increase in future periods.

We expect our immediate capital expenditures will be related to completing the Beta tests and initial launch of XTRAX. Cranes and other installation equipment are generally available for rental on reasonable terms, and we do not have plans to acquire any.

Critical Accounting Policies

Revenue Recognition and Deferred Revenue: We have two distinct revenue streams that have very different characteristics and payment time cycles. Therefore, we apply a different revenue recognition policy to each category.

Contract Revenue. In accordance with SEC Staff Accounting Bulletin No. 101 - “Revenue Recognition in Financial Statements,” we recognize revenues from contracts that we sign directly with the customer using the percentage of completion method. The percentage of completion is calculated by dividing the direct labor and other direct costs incurred by the total estimated direct costs of the project. Contract value is defined as the total value of the contract, plus the value of approved change orders. Estimates of costs to complete are reviewed periodically and modified as required. Provisions are made for the full amount of anticipated losses, on a contract-by-contract basis. These loss provisions are established in the period in which the losses are first determined. Changes in estimates are also reflected in the period they become known. We maintain all risks and rewards of billing. Regardless of the customer’s structure or industry, if we are the lead contractor, then we recognize all revenues from such customers in this manner.

Subcontracting Revenue. From time to time, we perform installation and other services as a subcontractor. These services differ from contract revenue as we are entitled to be compensated for subcontractor work performed prior to completion of the system. We are paid for all invoiced work so long as we complete tasks satisfactorily and invoice the client for our work in a timely manner. We book all revenues from projects where we act as subcontractor to our income statement as they are received from the client.

Cost Recognition: Contract costs include all direct materials, labor, and equipment costs, and those indirect costs related to performance such as indirect labor, supplies, and tools costs. We make provisions for estimated losses on uncompleted contracts in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revenues are determined.

Costs and estimated earnings in excess of billings consist of our costs to acquire materials that we purchased for projects which had not been completed as of the relevant balance sheet date. These costs are charged to the project as they are installed.

Manufacturer and Installation Warranties: We warrant our products and services against defects in material or installation workmanship. The manufacturer’s warranty period on the solar panels and the inverters we use have a warranty period range of five to twenty-five years. We assist the customer in the event that the manufacturer warranty needs to be used to replace a defective panel or inverter. We provide for a five-year warranty on the installation of a system and all equipment and identical supplies other than solar panels and inverters that are covered under the manufacturer’s warranty. We record a provision for the installation warranty, within cost of sales - currently at 2% of contract revenue - based on historical experience and future expectations of the probable cost to be incurred in honoring our warranty commitment.

Common Stock Issuance: In September 2005, CSG agreed to grant: (i) 120,000 shares of CSG’s common stock to three individuals, as consideration for their service on our board of directors; (ii) 160,000 shares of CSG’s common stock to two entities, as consideration for certain consulting and other services; and (iii) 200,000 shares of CSG’s common stock to three individuals, in exchange for consulting and other services to assist in our commencement of operations. As a result of the above transactions and capital advances of $310,000 in September 2005 and $200,000 in April 2006, CSG became contractually obligated to issue shares in excess of its 200 then authorized shares. As a result, CSG recorded a liability of approximately $894,000 and $694,000 as of December 31, 2006 and 2005, respectively, for the value of such contractual obligations.

Due to the contractual obligation to issue the excess shares, CSG’s Board of Directors, with stockholder approval, passed a resolution to increase the authorized shares to 10,000,000. On January 30, 2007, CSG’s Certificate of Incorporation was amended to authorize CSG to issue 10,000,000 shares of common stock, par value $0.01 per share. Upon the amendment to CSG’s Certificate of Incorporation, the obligation to issue such shares was fulfilled and the liability was reclassified to stockholders equity as Common Stock, to the extent of the aggregate par value of such shares, with the excess reclassified as Additional Paid-In Capital.

Results of Operations

Generally, we anticipate that our operating costs and expenses will increase to support a higher level of revenues. Increased costs will be attributable to increased head counts, principally sales personnel and support staff for a multi-office infrastructure and increased marketing expenditures to promote our services. In addition, as a public reporting entity, compliance with SEC regulations will increase general and administrative costs substantially.

The Fiscal Year Ended December 31, 2006 Compared to the Period from August 1, 2005 through December 31, 2005

Although we had income from operations in each of the last two fiscal years, we did not commence operations until August 2005 and, accordingly, a comparison of our results of operations for the year ended December 31, 2006 and the period from August 1 through December 31, 2005 is of limited probative value.

Revenues

Total revenues for the fiscal year ended December 31, 2006 were $936,596 compared to $4,000 for the period from August 1 through December 31, 2005. This $932,596 increase in revenue is primarily due to the Company having only begun operations in August 2005. In addition, we believe that by shifting the focus of our marketing efforts from residential sales and installations to commercial projects of up to one Megawatt in size, beginning in the second quarter of 2006, contributed to the period-to-period increase in revenues. This was the result of obtaining work as the lead subcontractor for projects in New York, New Jersey, and California in the third and fourth quarters of 2006.

Cost of Goods Sold

Cost of goods sold were $701,702 for the fiscal year ended December 31, 2006, compared to $49,336 for the period from August 1 through December 31, 2005. The $652,366 increase in cost of goods sold is primarily due, and roughly proportional, to the increase in sales from period to period.

Costs and Estimated Earnings in Excess of Billings

Costs and estimated earnings in excess of billings, of approximately $79,875 at December 31, 2006, compared to zero at December 31, 2005, consist of our costs incurred to acquire and partially install systems for certain projects that exceeded the to date billing for that project, as of the balance sheet date.

Operating Expenses

CSG’s operating expenses are composed of selling expenses and general and administrative expenses. Operating Expenses increased to $924,364 for the fiscal year ended December 31, 2006 from $325,936 for the period from August 1 through December 31, 2005. The $598,428 (or 184%) increase reflects a full year of operations as well as growth in CSG’s rate of installation sales with a more cost-efficient installation model.

Selling expenses increased by $195,362 to $215,071 for the fiscal year ended December 31, 2006 from $19,439 for the period from August 1 through December 31, 2005. While we did not add any sales staff from period to period, we did employ the services of a number of contractors and business developers in fiscal 2006 in order to aggressively court new business.

General and administrative expenses increased to $709,293 for the fiscal year ended December 31, 2006 from $306,497 for the period from August 1 through December 31, 2005. The $402,796 increase is primarily due to $256,882 of expenses for professional consulting services as well as start-up costs for establishing a national sales and customer network.

The Nine Months Ended September 30, 2007 Compared to the Nine Months Ended September 30, 2006

Revenues

Total revenues for the nine months ended September 30, 2007 were $320,340, compared to $419,915 for the nine months ended September 30, 2006. This $99,575 (or 24%) decrease was primarily due to a comparable decrease in revenues as a subcontractor from period to period.

The decrease is also due to the continued shift in the focus of our marketing efforts from residential sales and smaller installations to commercial projects of up to one Megawatt in size, beginning in the second quarter of 2006. We believe that several large commercial projects that we signed agreements or letters of intent with respect to during the period ended September 30, 2007 will eventually result in substantial revenues. However, due to our revenue recognition policy for commercial installations, pursuant to which we recognize revenue as work progresses on the project, we did not recognize any revenue from such projects during the relevant period. We expect to begin installation work on these projects in the first quarter of 2008 and complete them by the end of 2008.

Cost of Goods Sold

Cost of goods sold was $289,152 for the nine months ended September 30, 2007, compared to $486,471 for the nine months ended September 30, 2006. The $197,319 decrease in cost of goods sold is primarily due to two factors. The first is that we had a larger portion of subcontractor work in 2007, where our material costs are typically lower as we are not required to procure solar panels and other materials. Such costs can exceed 60% of the cost of goods sold. Second, a portion of the apparent increase in gross margins from the nine months ended September 30, 2006 to the comparable period in 2007 is an artifact of the timing of recognition of revenues, on the one hand, and costs of goods sold, on the other hand.

Accounts Receivable, Less Allowance for Doubtful Accounts

Accounts receivable, less allowance for doubtful accounts were approximately $936,144 as of September 30, 2007, as compared to $70,137 as of September 30, 2006. This $866,007 (or 1,235%) increase in accounts receivable is primarily attributable to two large projects for which we signed contracts during the 2007 period but will not begin construction until 2008. The accounts receivable of $848,528 from these two projects as of September 30, 2007 represent a 10% fee on the total contract cost that we invoiced for the commencement of engineering and design work.

Billings in Excess of Costs and Estimated Earnings

Billings in excess of costs and estimated earnings consists of invoices generated to customers that exceed the portion of the contract value equal to such project’s percentage of completion at the end of the period. Billings in excess of costs and estimated earnings increased from $192,000 at September 30, 2006 to $870,024 at September 30, 2007. This increase in Billings in excess of costs and estimated earnings is attributable to customer-approved billing milestones that provided for our generation of invoices on an accelerated basis as compared to percentage of completion.

Operating Expenses

Operating expenses were $1,886,824 for the nine months ended September 30, 2007 compared to $420,424 for the nine months ended September 30, 2006. The increase of $1,466,400 (or 349%) is due in part to $748,652 of deferred equity compensation that was booked in 2007. In addition, a period to period increase of $214,813 in general and administrative expenses was caused by our hiring a Chief Operating Officer in January 2007 and an Executive Vice President of Sales in February 2007. Furthermore, we experienced an increase of approximately $471,747 in banking, legal and consulting fees from period to period in connection with our various financing efforts.

Debt

Debt was $916,969 at September 30, 2007, compared to $50,000 at September 30, 2006. The $866,969 increase in debt was primarily caused by our issuance of $745,000 aggregate principal amount of 10% secured notes (“Bridge Notes”) in August and September 2007, which is shown net of $494,156 of unamortized debt discount, arising from the issuance of shares to the Bridge Note holders and the embedded conversion feature.

Liquidity and Capital Resources

At September 30, 2007, CSG had an accumulated deficit of $3,167,222, and we expect to incur additional losses in the foreseeable future. While CSG has funded its operations since inception through private placements of equity and bridge loans, there can be no assurance that adequate financing will continue to be available to us and, if available, on terms that are favorable to us.

At September 30, 2007, CSG had approximately $43,000 in cash and cash equivalents and no short-term investments. In closings on December 20, 2007 and December 24, 2007, we raised an aggregate of approximately $6,478,350 in net proceeds from the Private Placement (in addition to eliminating $745,000 of indebtedness). We believe that our existing funds will be sufficient to fund our currently planned operations at least through December 31, 2008. If we are unable to successfully implement our business plan, or if our plans are modified, then our current resources may be exhausted sooner.

CSG began its operations in August 2005, and raised $310,000 of gross proceeds from a private placement offering of securities to Rudd-Klein Alternative Energy, LLC (“Rudd-Klein”) that closed on September 30, 2005. On April 18, 2006, Rudd-Klein funded the remaining $100,000 of the purchase price in such private placement. On April 25, 2006, CSG sold its common stock in a private placement transaction that raised gross proceeds of $100,000. From April 26, 2007 through July 26, 2007, CSG sold its common stock and warrants to two separate purchasers in a series of private placement transactions that raised aggregate gross proceeds of $95,000. In the quarter ended September 30, 2007, CSG issued an aggregate of $745,000 principal amount of Bridge Notes in a private placement transaction. The purchasers of Bridge Notes paid an aggregate gross purchase price of $745,000 for such Bridge Notes and shares of common stock of CSG. In accordance with the terms of the Bridge Notes, the holders of all $745,000 of outstanding principal amount of Bridge Notes invested in our Private Placement by exchanging such Bridge Notes for an aggregate of 1,490,000 shares of our common stock (i.e. the number of shares of our common stock offered for sale in the Private Placement for an aggregate purchase price of $745,000). The accrued interest on such Bridge Notes was paid, or is being paid, out of the proceeds of the Private Placement. In the fourth quarter of 2007, CSG borrowed an aggregate of $250,000 and issued 8% promissory notes to evidence such borrowing, which notes became due upon closing of the Private Placement.

Several of CSG’s officers and directors, or their affiliates, have from time to time extended loans to CSG or agreed to defer compensation payable to them in order to fund CSG’s operating expenses. In this regard: (i) Quixotic Systems, Inc. (“Quixotic”) loaned CSG $285,000 ($175,000 of which constitute amounts Quixotic has paid to Alpha in connection with the Settlement Agreement, including $75,000 paid after September 30, 2007), of which $161,969 remains outstanding; and (ii) Gelvin Stevenson loaned CSG $20,000, of which $10,000 remains outstanding. Furthermore, Ezra Green agreed to CSG’s deferral of $105,830 of his salary (of which $66,830 remains unpaid) and advanced $12,412 to CSG (which has been booked as due to related party). Such loans and other arrangements are interest free and have not been memorialized by written promissory notes. In consideration for the extension and maintenance of such credit and deferral of salary, on May 7, 2007, CSG granted Mr. Green, Quixotic and Dr. Stevenson stock that was exchanged for 639,521, 242,242 and 77,518 shares of our common stock, respectively, in the Merger.

We will need to raise additional funds through either the licensing or sale of our technologies, products and services or the additional public or private offerings of our securities. There can be no assurance that we will be able to obtain further financing, do so on reasonable terms, or do so on terms that would not substantially dilute our current stockholders’ equity interests in us. If we are unable to raise additional funds on a timely basis, or at all, we will not be able to continue our operations.

We expect to put our current capital resources to the following uses:

•	to repay approximately $251,211 of loans from certain of our officers and directors;

•	to repay $250,000 aggregate principal amount of 8% promissory notes issued by CSG in November 2007 and all accrued interest thereon;

•	towards CSG’s $500,000 budget for the engagement of investor relations and public relations firms for the twelve months following the closing of the Merger; and

•	for general working capital purposes.

Commitments and Contingencies

We entered into employment agreements with Ezra J. Green to serve as our Chief Executive Officer and Chairman and with Robert Parker to serve as our Chief Operating Officer. The initial terms of the agreements are two years, with automatic one-year renewals following this two-year period. Pursuant to the agreements, Mr. Green and Mr. Parker are to receive annual base salaries of $175,000 and $125,000, respectively, for the first two years, and then an agreed upon salary (of not less than the amount specified above) for each future year of employment. Each of Mr. Green and Mr. Parker would be entitled to an annual bonus of $50,000 in the first year of employment, if we record gross revenues in excess of $5,000,000 in the first twelve months after the Merger. In addition, each of Mr. Green and Mr. Parker would be entitled to an annual bonus of $75,000 in the second year of employment, if we record gross revenues in excess of $10,000,000 in the second twelve months after the Merger. We expect that our board of directors will make grants of options and/or restricted stock to each of Mr. Green and Mr. Parker in connection with his employment. However no decision has been made yet regarding the form or magnitude of any such grants. If either of their employment is terminated without cause or if either resigns for good reason, we will be obligated to pay the terminated party, as severance, their then current annual base salary and annual bonuses (as such is defined within the agreement) for the remainder of the term (or for six months, if longer than the remainder of the term).

CSG rents office space at 5020 Sunrise Highway, Massapequa Park, New York 11762 and additional storage space. There is no annual contract or lease obligation with respect to CSG’s rented properties.

Recently Issued Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”). SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole, eliminating the need to bifurcate the derivative from its host, if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. We do not expect the adoption of SFAS 155 to have a material impact on our consolidated financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”). SFAS 156 provides relief for entities that use derivatives to economically hedge fluctuations in the fair value of their servicing rights and changes how gains and losses are computed in certain transfers or securitizations. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006. We do not expect the adoption of SFAS 156 to have a material impact on our consolidated financial position or results of operations.

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes.” FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The interpretation applies to all tax positions related to income taxes subject to FASB Statement No. 109. FIN 48 is effective for fiscal years beginning after December 15, 2006. Differences between the amounts recognized in the statements of financial position prior to the adoption of FIN 48 and the amounts reported after adoption should be accounted for as a cumulative-effect adjustment recorded to the beginning balance of retained earnings. We do not believe the adoption of FIN 48 will have a material impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. This statement does not require any new fair value measurements in accounting pronouncements where fair value is the relevant measurement attribute. However, for some entities, the application of this statement will change current practice for financial statements issued for fiscal years beginning after November 15, 2007. We are currently evaluating the impact of the adoption of SFAS 157 on our definition and measurement of fair value and disclosure requirements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R) (“SFAS 158”). SFAS 158 requires entities to recognize and disclose an asset or liability for the overfunded or underfunded status of benefit plans in financial statements as of December 31, 2006. We have determined that the guidance in SFAS 158 does not have a material impact on our consolidated financial position or results of operations.

In September 2006, the Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”). SAB 108 provides guidance on how prior year’s misstatements should be considered when quantifying misstatements in the current year’s financial statements. The SAB requires registrants to quantify misstatements using both balance sheet and an income statement approach and evaluate whether each approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material.

Off-Balance Sheet Arrangements

CSG did not engage in any off-balance sheet arrangements during the fiscal years ended December 31, 2006 and 2005 or the nine month period ended September 30, 2007.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to Our Business

Since we lack a meaningful operating history, it is difficult for potential investors to evaluate our business.

Clear Skies Group, Inc. was incorporated in 2003, but did not begin operations until August 2005. Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since its formation, CSG has generated only limited revenues. As a startup, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in our Company in light of the uncertainties encountered by start-up companies in a competitive environment. Our business is dependent upon the implementation of our business plan, as well as our ability to enter into agreements with third parties for, among other things, the supply of photovoltaic and solarthermal systems, on commercially favorable terms. There can be no assurance that our efforts will be successful or that we will be able to attain profitability.

Our independent registered public accountants, in their audit report related to our financial statements for the year ended December 31, 2006, expressed substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included an explanatory paragraph in their report on our financial statements included in this Current Report on Form 8-K expressing substantial doubt as to our ability to continue as a going concern. The accompanying financial statements have been prepared assuming that we will continue as a going concern, however, there can be no assurance that we will be able to do so. Our recurring losses and difficulty in generating sufficient cash flow to meet our obligations and sustain our operations, raises substantial doubt about our ability to continue as a going concern, and our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We will need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms or at all.

We have very limited funds. Even with the proceeds of the Private Placement, we may not be able to execute our current business plan and fund business operations long enough to achieve profitability. Our ultimate success may depend upon our ability to raise additional capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in the renewable energy industry, and the fact that we are not profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We are dependent upon key personnel whose loss may adversely impact our business.

We rely heavily on the expertise, experience and continued services of our senior management, especially Ezra J. Green, our Chairman and Chief Executive Officer, and Robert Parker, our Chief Operating Officer. We are currently in the process of obtaining life insurance with respect to Mr. Green and Mr. Parker. The loss of either of these officers, or an inability to attract or retain other key individuals, could materially adversely affect us. We seek to compensate and motivate our executives, as well as other employees, through competitive salaries and bonus plans, but there can be no assurance that these programs will allow us to retain key employees or hire new key employees. As a result, if either Mr. Green or Mr. Parker were to leave, we could face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any such successor obtains the necessary training and experience. In connection with the Merger, we have entered into an employment agreement with each of Mr. Green and Mr. Parker. However, there can be no assurance that the terms of these employment agreements will be sufficient to retain such officers.

We may not be able to effectively control and manage our growth.

Our strategy envisions a period of potentially rapid growth. We currently maintain nominal administrative and personnel capacity due to the startup nature of our business, and our expected growth may impose a significant burden on our future planned administrative and operational resources. The growth of our business may require significant investments of capital and increased demands on our management, workforce and facilities. We will be required to substantially expand our administrative and operational resources and attract, train, manage and retain qualified management and other personnel. Failure to do so or satisfy such increased demands would interrupt or would have a material adverse effect on our business and results of operations.

We could become involved in intellectual property disputes that create a drain on our resources and could ultimately impair our assets.

We currently have one patent pending. In addition, we rely on trade secrets and our industry expertise and know how. We do not knowingly infringe on patents, copyrights or other intellectual property rights owned by other parties; however, in the event of an infringement claim, we may be required to spend a significant amount of money to defend a claim, develop a non-infringing alternative or to obtain licenses. We may not be successful in developing such an alternative or obtaining licenses on reasonable terms, if at all. Any litigation, even if without merit, could result in substantial costs and diversion of our resources and could materially and adversely affect our business and operating results.

We are exposed to risks associated with product liability claims in the event that the use or installation of our products results in injury or damage.

Since the products we install are devices that produce electricity and heat, it is possible that users could be electrocuted, burned or otherwise injured or even killed by such products, whether by product malfunctions, defects, improper installation or other causes. As a distributor and installer of products that are used by consumers, we face an inherent risk of exposure to product liability claims or class action suits in the event that the use of the solar power products we sell or install results in injury or damage. Moreover, we may not have adequate resources in the event of a successful claim against us. CSG has general liability coverage for up to $1,000,000 and has a policy of obtaining certificates of insurance from the property owners where it does work and requiring subcontractors to name CSG as an additional insured and certificate holder on their policies. We do not believe that our existing insurance coverage is optimal, and have plans to obtain additional insurance coverage. Furthermore, we anticipate requiring a product liability policy once we are ready to launch our XTRAX product, and there can be no assurance that one will be available on reasonable terms. The successful assertion of product liability claims against us could result in material reputational and/or monetary damages and, if our insurance protection is inadequate, could require us to make significant payments.

Risks Relating to Our Industry

We are dependent upon our suppliers for the components used in the systems we design and install; and our major suppliers are dependent upon the continued availability and pricing of silicon and other raw materials used in solar modules.

The components used in our systems are purchased from a limited number of manufacturers. In particular, Sharp products accounts for over 80% of our purchases of photovoltaic modules. We do not manufacture any of the components used in our solar installations. We are subject to market prices for the components that we purchase for our installations, which are subject to fluctuation. We cannot ensure that the prices charged by our suppliers will not increase because of changes in market conditions or other factors beyond our control. An increase in the price of components used in our systems could result in reduced margins and/or an increase in costs to our customers and could have a material adverse effect on our revenues and demand for our services. Similarly, our suppliers are dependent upon the availability and pricing of silicon, one of the main materials used in manufacturing solar panels. The world market for solar panels recently experienced a shortage of supply due to insufficient availability of silicon. This shortage caused the prices for solar modules to increase. Interruptions in our ability to procure needed components for our systems, whether due to discontinuance by our suppliers, delays or failures in delivery, shortages caused by inadequate production capacity or unavailability, or for other reasons, could limit our sales and growth. In addition, increases in the prices of modules could make systems that have been sold but not yet installed unprofitable for us. There is no assurance that we will be able to have solar systems manufactured on acceptable terms or of acceptable quality, the failure of which could lead to a loss of sales and revenues.

We face intense competition, and many of our competitors have substantially greater resources than we do.

We operate in a competitive environment that is characterized by price inflation, due to supply shortages, and rapid technological change. We compete with major international and domestic companies. Our major competitors include SunPower/Powerlight, SPG Solar, Akeena Solar, Sun Edison, Global Solar plus numerous other regional players, and other similar companies primarily located in California and New Jersey. Our competitors may have greater market recognition and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than we do. Many of our competitors are developing and are currently producing products based on new solar power technologies that may ultimately have costs similar to, or lower than, our projected costs. Many of our current and potential competitors have longer operating histories, greater name recognition, access to larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources than we do. As a result, they may be able to respond more quickly to changing customer demands or to devote greater resources to the development, promotion and sales of products than we can.

Some of our competitors own, partner with, have longer term or stronger relationships with solar cell providers which could result in them being able to obtain solar cells on a more favorable basis than we can. It is possible that new competitors or alliances among existing competitors could emerge and rapidly acquire significant market share, which would harm our business. If we fail to compete successfully, our business would suffer and we may lose or be unable to gain market share.

We may in the future compete for potential customers with solar and HVAC systems installers and servicers, electricians, utilities and other providers of solar power equipment or electric power. Competition in the solar power services industry may increase in the future, partly due to low barriers to entry. In addition, we may face competition from other alternative energy resources now in existence or developed in the future. Increased competition could result in price reductions, reduced margins or loss of market share and greater competition for qualified technical personnel.

There can be no assurance that we will be able to compete successfully against current and future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations would be adversely affected.

Technological changes in the solar power industry could render our proprietary technology uncompetitive or obsolete, which could impair our ability to capture market share and limit our sales.

Our failure to further refine our technology and develop new technology could cause our products to become uncompetitive or obsolete, which could impair our ability to capture market share and limit our sales. The solar power industry is rapidly evolving and competitive. We may need to invest significant financial resources in research and development to keep pace with technological advances in the solar power industry and to effectively compete in the future. A variety of solar power and monitoring technologies may be currently under development by other companies that could result in higher product performance than those expected to be produced using our technology. Our development efforts may be rendered obsolete by the technological advances of others and other technologies may prove more advantageous than our monitoring system and the installation of solar power products that we can offer.

Our business requires us to place our employees and technicians in our customers’ properties, which could give rise to claims against us.

If we are unsuccessful in our installation of products and provision of services to customers, we could damage or cause a material adverse change to their premises or property, which could give rise to claims against us. Any such claims could be material in dollar amount and/or could significantly damage our reputation. In addition, we are exposed to various risks and liabilities associated with placing our employees and technicians in the homes and workplaces of others, including possible claims of errors and omissions based on the alleged actions of our personnel, including harassment, theft of client property, criminal activity and other claims.

We have experienced technological changes in our industry. New technologies may prove inappropriate and result in liability to us or may not gain market acceptance by our customers.

The solar power industry (and the alternative energy industry, in general) is subject to rapid technological change. Our future success will depend on our ability to appropriately respond to changing technologies and changes in function of products and quality. Significant improvements in the efficiency of photovoltaic systems may give competitors using those products competitive advantages that we cannot overcome.

A drop in the retail price of conventional energy or non-solar alternative energy sources may negatively impact our profitability.

We believe that a customer’s decision to purchase or install solar power capabilities is primarily driven by the cost of electricity from other sources and their anticipated return on investment resulting from solar power systems. Fluctuations in economic and market conditions that impact the prices of conventional and non-solar alternative energy sources, such as decreases in the prices of oil and other fossil fuels, could cause the demand for solar power systems to decline, which would have a negative impact on our profitability. Changes in utility electric rates or net metering policies could also have a negative effect on our business.

Existing regulations, and changes to such regulations, may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

Installation of solar power systems are subject to oversight and regulation in accordance with national and local ordinances, building codes, zoning, environmental protection regulation, utility interconnection requirements for metering and other rules and regulations. If we fail to observe these shifting requirements on a national, state, or local level, in providing our products and services, we may incur claims and/or reputational damage. Government regulations or utility policies pertaining to solar power systems are unpredictable, may limit our ability to charge market rates and may result in significant additional expenses or delays and, as a result, could cause a significant reduction in our revenues and/or demand for solar energy systems and our services.

Our business depends on the availability of rebates, tax credits and other financial incentives; reduction or elimination of which would reduce the demand for our services and impair our results.

Certain states, including California and Arizona, offer substantial incentives to offset the cost of solar power systems. These systems can take many forms, including direct rebates, state tax credits, system performance payments and Renewable Energy Credits (RECs). Moreover, the Federal government currently offers a tax credit for the installation of solar power systems. This Federal Tax Credit is due to expire in 2008. Current tax rules also permit businesses to accelerate the depreciation on their system over five years. Reduction in or elimination of such tax and other incentives or delays or interruptions in the implementation of favorable federal or state laws could substantially increase the costs of our systems to customers, resulting in reduced demand for our services, and negatively affecting our sales.

Our business strategy depends on the widespread adoption of solar power technology.

The market for solar power products is emerging and rapidly evolving, and its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to generate enough revenues to achieve and sustain profitability. The factors influencing the widespread adoption of solar power technology include but are not limited to:

•	cost-effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;
•	performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;
•	success of other alternative distributed generation technologies such as fuel cells, wind power and micro turbines;
•
fluctuations in economic and market conditions which impact the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

•	continued deregulation of the electric power industry and broader energy industry; and
•	availability of government subsidies and incentives.

Risks Relating to Our Organization and Our Common Stock

As of the Merger, CSG became a consolidated subsidiary of a company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing its ability to grow.

As a result of the Merger, CSG became a consolidated subsidiary of a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause CSG’s expenses to be higher than they would have been if CSG remained privately held and did not consummate the Merger.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2007 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because CSG became public by means of a reverse merger with the Company, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with CSG becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-Merger company.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers, which may expose us to claims for rescission or damages.

If our securities are offered without engaging a registered broker-dealer we may face claims for rescission and other remedies. We may become engaged in costly litigation to defend these claims, which would lead to increased expenditures for legal fees and divert managements’ attention from operating the business. If we could not successfully defend these claims, we may be required to return proceeds of any affected offering to investors, which would harm our financial condition.

Failure to cause a registration statement to become effective in a timely manner could materially adversely affect our company.

We have agreed, at our expense, to prepare a registration statement covering the shares of our common stock sold in the Private Placement and to use our best efforts to file that registration statement with the SEC within 90 days of the final Closing of the Private Placement or the date on which the Private Placement is terminated, whichever occurs later, and to use commercially reasonable efforts to obtain the effectiveness of such registration statement no later than 180 days after the final Closing of the Private Placement or the date on which the Private Placement is terminated, whichever occurs later. There are many reasons, including those over which we have no control, which could delay the filing or effectiveness of the registration statement, including delays resulting from the SEC review process and comments raised by the SEC during that process. Our efforts to file the registration statement and have it declared effective could become extremely costly, and our failure to do so in a timely manner could require us to pay liquidated damages to investors in the Private Placement, either or both of which could materially adversely affect us.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	sales of our common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. As soon as is practicable, we anticipate applying for listing of our common stock on either the American Stock Exchange, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remains quoted on the OTC Bulletin Board or is suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued in the Private Placement upon the effectiveness of the registration statement required to be filed, or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of our common stock issued to certain of the former stockholders of CSG in the Merger will be subject to a lock-up agreement prohibiting sales of such shares for a period of 15 months following the Merger. Following such date, all of those shares will become freely tradable, subject to securities laws and SEC regulations regarding sales by insiders. In addition, the shares of our common stock sold in the Private Placement and the shares underlying the warrants issued to the placement agent in connection with the Private Placement will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act. We note that recent revisions to Rule 144 may result in shares of our common stock that we may issue in the future becoming eligible for resale into the public market without registration in as little as six months after their issuance.

We may apply the proceeds of the Private Placement to uses that ultimately do not improve our operating results or increase the price of our common stock.

We intend to use the net proceeds from the Private Placement for costs and expenses incurred in connection with the Private Placement and organizational matters, as well as for general working capital purposes and repayment of outstanding indebtedness. However, we do not have more specific plans for the net proceeds from the Private Placement and our management has broad discretion in how we use these proceeds. These proceeds could be applied in ways that do not ultimately improve our operating results or otherwise increase the value of our common stock.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of our other stockholders.

Our directors and executive officers own or control a significant percentage of our common stock. Immediately following the Merger and the Private Placement, our directors and executive officers may be deemed beneficially to own an aggregate of approximately 4.6 million shares of our common stock, representing 14.9% of the outstanding shares of our common stock. Additionally, these figures do not reflect any increase in beneficial ownership that such persons may experience in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

•	to elect or defeat the election of our directors;
•	to amend or prevent amendment of our Certificate of Incorporation or By-laws;
•	to effect or prevent a merger, sale of assets or other corporate transaction; and
•	to control the outcome of any other matter submitted to our stockholders for vote.

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of December 24, 2007 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger, the closing of the Private Placement and the consummation of the Split-Off, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) each executive officer; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o Clear Skies Holdings, Inc., 5020 Sunrise Highway, Suite 227, Massapequa, New York 11762.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)
Ezra J. Green	2,424,333	7.8%
Richard Klein (3)	1,482,526	4.8%
Gelvin Stevenson	155,035	*
Pamela Newman	77,518	*
Robert L. Dockweiler, Jr.	116,277	*
Robert Parker	116,277	*
William O’Connor	232,553	*
All executive officers and directors as a group (seven persons)	4,604,519	14.9%

* Represents less than 1%

(1)	Unless otherwise indicated, includes shares owned by a spouse, minor children, and relatives sharing the same home, as well as entities owned or controlled by the named beneficial owner.

(2)	Based on 30,883,723 shares of our common stock outstanding immediately following the Merger and the Private Placement, and the cancellation of 53,866,923 shares of our common stock in the Split-Off.

(3)
Includes 1,191,835 shares of our common stock held by Rudd-Klein and 290,691 shares of our common stock held by Quixotic. Richard Klein, as the Manager of Rudd-Klein and the Chief Executive Officer of Quixotic, may be deemed to beneficially own the securities held by each of Rudd-Klein and Quixotic.

Executive Officers and Directors

The following persons became our executive officers and directors on December 20, 2007, upon effectiveness of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position
Ezra J. Green	47	Chief Executive Officer and Chairman
Robert L. Dockweiler, Jr.	47	Director of Engineering
Robert Parker	32	Chief Operating Officer
William O’Connor	44	Executive Vice President - Operations
Gelvin Stevenson, Ph.D.	63	Secretary, Treasurer and Director
Richard Klein	52	Director
Pamela Newman, Ph.D.	60	Director

Our directors hold office until the earlier of their death, resignation or removal or until their successors have been qualified. Our officers are elected annually by, and serve at the pleasure of, our board of directors.

Biographies

Ezra J. Green (Chief Executive Officer and Chairman). Ezra Green has been involved with renewable energy companies for seven years and founded CSG in 2003. Prior to launching CSG, Mr. Green was a successful entrepreneur who founded TAL Design & Construction in 1990, a general contracting firm. Mr. Green has 25 years experience in the construction business, including those in which he led TAL Design & Construction to top rankings for excellence and customer satisfaction in The Franklin Report. TAL Design & Construction consulted on interior design and performed high-end commercial and residential construction in New York City and Long Island. Ezra began his career as a software engineer and programmer.

Robert L. Dockweiler, Jr. (Director of Engineering). Robert Dockweiler joined CSG as Director of Engineering in October 2005. Mr. Dockweiler is responsible for the development of XTRAX and overseeing CSG’s engineering team. Prior to joining Clear Skies, Mr. Dockweiler spent 20 years as a Senior Systems Engineer for EEG Enterprises, an engineering firm that provides software for the broadcast, postproduction, and educational industries. Mr. Dockweiler was responsible for designing software, personal computer mother board layouts, integrated communications hardware and software systems, and programming embedded firmware for real-time video data encoders. Mr. Dockweiler earned a Bachelor of Science in Electrical Engineering from SUNY - Farmingdale.

Robert F. Parker (Chief Operating Officer). Robert Parker became CSG's Chief Operating Officer in January 2007 and was previously a Senior Associate at Strategic Ventures & Research (“SVR”), a boutique investment bank and consulting firm for early stage companies in the renewable energy sector, from 2005 through 2006. At SVR, Mr. Parker assisted clients in all phases of the capital raising process and was responsible for developing and expanding the firm’s network with investors, while overseeing all office operations. Before joining SVR, Mr. Parker served as Chief Financial Officer at the Evangelical Lutheran Church in America’s New York regional headquarters from 2002 through 2004. Mr. Parker was a Director at the Sigma Alpha Epsilon Foundation from 1998 through 2001, where he oversaw a wide range of strategic initiatives to improve North American operations by integrating marketing, communications, fundraising, and client-service programs. Early in his career, Mr. Parker worked as an Account Executive at Williams Communications Solutions. He earned an MBA cum laude from Loyola University - Chicago and a Bachelor of Arts from Johns Hopkins University.

William O’Connor (Executive Vice President - Operations). William O’Connor was appointed CSG’s Executive Vice President of Operations in September 2006. Mr. O’Connor is responsible for job site supervision and overseeing system installations. Mr. O’Connor received his Master Electrician licensing in New York in 1996 and, prior to joining CSG in 2005, owned and operated Bill O’Connor Electric, from 1996 to 1999, and S&T Electric Corp., from 1999 to 2005.

Gelvin Stevenson, PhD (Secretary and Treasurer). Gelvin Stevenson joined CSG’s board of directors in August 2005. Dr. Stevenson has been CSG’s Treasurer since March 2007 and was also appointed Secretary in August 2007. Dr. Stevenson is an economist and served as an Adjunct Professor of Environmental Economics at Cooper Union and Pratt Institute in 2004 and 2006, respectively. Dr. Stevenson is a Program Director for the Center for Economic and Environmental Partnership (since 2002), consults for the clean energy industry and has organized numerous financing forums for start-up clean energy companies. Dr. Stevenson has been an Investment Consultant to the Oneida Tribe of Indians of Wisconsin for over 12 years, and served as Director of Investment Responsibility for the NYC Comptroller’s Office in 1992, when it managed over $40 billion in pension funds. Dr. Stevenson was Economic and Corporate Finance Editor at Business Week magazine from 1977 to 1984, and his writings have appeared in the Business and the Real Estate Sections of the New York Times, New York Magazine and elsewhere. Dr. Stevenson formerly held a Series 7 securities license and is currently a Public Arbitrator for the Financial Industry Regulatory Authority (formerly NASD). Dr. Stevenson holds a Bachelor of Arts from Carleton College and both a Master of Arts and a Ph.D. from Washington University in St. Louis.

Richard Klein (Director). Richard Klein joined CSG’s board of directors in October 2005, in connection with Rudd-Klein Alternative Energy LLC’s investment in CSG. Mr. Klein is also CEO and Founder (in 2000) of Quixotic Systems Inc., a system integrator of solar electric and thermal systems based in New York City. Mr. Klein currently has several U.S. Patents pending in the domain of solar energy. Mr. Klein formed with his brothers, and manages, the Rudd-Klein Alternative Energy LLC (commencing in 2005) and the Phoenix Fire Funds (commencing in 2006) to invest in clean energy technology companies. Mr. Klein sits on the Boards of several private companies, including: Prism Solar; Own Energy; and Solaria Corporation. Mr. Klein is a native of New York City and a former high school Mathematics instructor. He holds a Bachelor of Arts in Philosophy from Colgate University.

Pamela J. Newman, PhD (Director). Pamela J. Newman joined CSG’s board of directors in October 2005. Dr. Newman has been an Executive Vice President at AON Corporation, specializing in Fortune 500 international clients, since 1991. Before joining AON, Dr. Newman worked for Marsh & McLennan from 1979 to 1991 and, before that, she worked for Peat, Marwick, Mitchell & Co. from 1975 to 1979. Dr. Newman is a member of the board of directors of the publicly listed Ivivi Technologies, Inc. and also serves on the boards of several private companies, including RKO Pictures and Interactive Metronome. Dr. Newman serves on the Medical Center Advisory Board of the New York Hospital-Cornell Medical Center and on the Board of the McGowan Transplant Center, the Brain Trauma Foundation and American ORT. Dr. Newman also serves on the Board of Trustees of The American University of Paris, the Corporate Board of Carnegie Hall and the Associate Committee of The Julliard School and is a Fellow of the Foreign Policy Association. Dr. Newman has co-authored two books; “Organizational Communications” and “Behind Closed Doors; A Guide to Effective Meetings.” Dr. Newman earned her Bachelor of Arts, Master of Arts, and Ph.D. all from The University of Michigan and serves on the Horace Rackham University of Michigan Graduate School Board of Advisors.

There are no family relationships among any of our directors and executive officers.

Employment Agreements

Employment Agreement with Mr. Green

We have entered into an employment agreement with Mr. Green to serve as our Chief Executive Officer. The initial term of the agreement is two years, with automatic one-year renewals following this two-year period. Pursuant to the agreement, Mr. Green is to receive an annual base salary of $175,000 for the first two years, and then an agreed upon salary (of not less than $175,000) for any future years of employment. Mr. Green will be entitled to an annual bonus of $50,000 in the first year of employment, if we record gross revenues in excess of $5,000,000 in the first twelve months after the Merger. In addition, Mr. Green will be entitled to an annual bonus of $75,000 in the second year of employment, if we record gross revenues in excess of $10,000,000 in the second twelve months after the Merger. We expect that our board of directors will make grants of options and/or restricted stock to Mr. Green in connection with his employment, however no decision has been made yet regarding the form or magnitude of any such grants. If Mr. Green’s employment is terminated without cause or if he resigns for good reason, then we will be obligated to pay him, as severance, his then current annual base salary and annual bonuses (as such is defined within the agreement) for the remainder of the term, payable in accordance with our standard payroll procedures. Under the agreement, if Mr. Green is terminated with cause or if he voluntarily resigns (other than for good reason), then he is prohibited from competing with us during the initial two-year term of employment and for one year after the termination of his employment (should this be greater than the initial two-year term).

Employment Agreement with Mr. Parker

We have entered into an employment agreement with Mr. Parker to serve as our Chief Operating Officer. The initial term of the agreement is two years, with automatic one-year renewals following this two-year period. Pursuant to the agreement, Mr. Parker is to receive an annual base salary of $125,000 for the first two years, and then an agreed upon salary (of not less than $125,000) for any future years of employment. Mr. Parker will be entitled to an annual bonus of $50,000 in the first year of employment, if we record gross revenues in excess of $5,000,000 in the first twelve months after the Merger. In addition, Mr. Parker will be entitled to an annual bonus of $75,000 in the second year of employment, if we record gross revenues in excess of $10,000,000 in the second twelve months after the Merger. We expect that our board of directors will make grants of options and/or restricted stock to Mr. Parker in connection with his employment, however no decision has been made yet regarding the form or magnitude of any such grants. If Mr. Parker’s employment is terminated without cause or if he resigns for good reason, then we will be obligated to pay him, as severance, his then current annual base salary and annual bonuses (as such is defined within the agreement) for the remainder of the term, payable in accordance with our standard payroll procedures. Under the agreement, if Mr. Parker is terminated with cause or if he voluntarily resigns (other than for good reason), then he is prohibited from competing with us during the initial two-year term of employment and for one year after the termination of his employment (should this be greater than the initial two-year term).

2007 Equity Incentive Plan

We have adopted the Clear Skies Holdings, Inc. 2007 Equity Incentive Plan, pursuant to which 2,500,000 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, and other service providers. For the first year following the closing of the Merger, we may not issue options to purchase shares of our common stock at a per share exercise price less than $0.50, unless our non-employee directors determine that it is in the best interests of the Company to terminate such restrictions at an earlier date.

Director Compensation

CSG did not have compensation arrangements in place for members of its board of directors, except that, in September 2005, CSG granted three of its directors shares of CSG common stock for agreeing to serve on its board of directors for a three year term. The shares of CSG common stock granted to each such director were exchanged for 77,518 shares of Holdings’ common stock in the Merger.

Prior to the Merger, Holdings did not compensate its directors for acting as such. In the future we may determine to compensate our directors with cash and/or equity awards. We currently reimburse our directors for reasonable expenses incurred in connection with their services as directors.

Directors’ and Officers’ Liability Insurance

We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors. In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Code of Ethics

We intend to adopt a code of ethics that will apply to our officers, directors and employees, including our Chief Executive Officer and, once we have one, our principal financial officer, but have not done so to date due to our relatively small size.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange.

Certain Relationships and Related Transactions

Richard Klein, a member of our board of directors, is also the owner and Chief Executive Officer of Quixotic. From October 2005 to October 2006, Quixotic provided certain sales, back-office and engineering support to CSG. Since October 2006, however, Quixotic’s relationship to us has been primarily as a source of referrals in the New York area for CSG’s installation work. Quixotic earns commissions from us for projects so referred. In lieu of paying an aggregate of $50,000 of cash commissions owed by CSG to Quixotic, CSG granted Quixotic shares of its common stock on May 7, 2007 which were exchanged for 48,449 shares of our common stock in the Merger.

At various times from March to August 2006, Quixotic ordered certain power systems components from Alpha Energy (“Alpha”) on our behalf, and such components were shipped to or as directed by us. On July 19, 2007, a complaint was filed in the Alpha Lawsuit (see above, under the caption “Description of Business - Legal Proceedings”). In August 2007, Alpha, Quixotic and CSG entered into the Settlement Agreement, pursuant to which Quixotic and CSG agreed, jointly and severally, to pay an aggregate of $206,778 to Alpha to settle the Alpha Lawsuit. Through the date hereof, Quixotic has made timely payments to Alpha under the Settlement Agreement, and there is a remaining balance of $31,778 payable thereunder. In August 2007, Ezra Green, CSG and Quixotic entered into an Indemnity and Guaranty Agreement (the “Indemnity”) in order to induce Quixotic to enter into the Settlement Agreement and to refrain from taking legal action against Mr. Green and/or CSG. Pursuant to the Indemnity, among other things, Ezra Green and CSG agreed, jointly and severally, to assume liability for, to guarantee payment to or on behalf of Quixotic, to pay, protect, defend (at Quixotic’s option) and save Quixotic harmless from and against, and to indemnify Quixotic from and against liabilities in connection with the Alpha Lawsuit and the Settlement Agreement. Pursuant to the Indemnity, through the date hereof, CSG has not reimbursed Quixotic for $175,000 of payments that Quixotic made to Alpha under the Settlement Agreement.

Mr. Klein also controls Rudd-Klein Alternative Energy LLC (“Rudd-Klein”), an entity of which Mr. Klein and his brothers are the equity owners. Rudd-Klein invested $410,000 for shares of common stock and warrants to purchase shares of common stock of CSG in a private placement transaction in two installments, $310,000 on September 30, 2005 and $100,000 on April 18, 2006. Such shares and warrants were exchanged for an aggregate of 1,191,835 shares of our common stock in the Merger. In connection with Rudd-Klein’s investment, it had the right to designate one individual for election to CSG’s board of directors and designated Mr. Klein, who joined CSG’s board of directors in October 2005.

Several of our officers and directors, or their affiliates, have from time to time extended loans to CSG or agreed to defer compensation payable to them in order to fund CSG’s operating expenses. In this regard: (i) Quixotic Systems, Inc. (“Quixotic”) loaned CSG $285,000 ($175,000 of which constitute amounts Quixotic has paid to Alpha in connection with the Settlement Agreement, including $75,000 paid after September 30, 2007), of which $161,969 remains outstanding; and (ii) Gelvin Stevenson loaned CSG $20,000, of which $10,000 remains outstanding. Furthermore, Ezra Green agreed to CSG’s deferral of $105,830 of his salary (of which $66,830 remains unpaid) and advanced $12,412 to CSG (which has been booked as due to related party). We plan to repay such outstanding amounts from the proceeds of the Private Placement. Such loans and other arrangements are interest free and have not been memorialized by written promissory notes. In consideration for the extension and maintenance of such credit and deferral of salary, on May 7, 2007, CSG granted Mr. Green, Quixotic and Dr. Stevenson stock that was exchanged for 639,521, 242,242 and 77,518 shares of our common stock, respectively, in the Merger.

CSG and Sustainable Profitability Group, Inc. (“SPG”) entered into a consulting agreement, dated as of June 17, 2005 (the “SPG Agreement”), for SPG to perform certain services for CSG. Pursuant to the SPG Agreement, SPG was entitled to designate one member of CSG’s Board of Directors and designated SPG’s Executive Vice-President Mayur V. Subbarao. Mr. Subbarao served as a member of CSG’s Board of Directors from August 2005 until November 2007 and was also the Secretary of CSG from August 2005 until August 2007. On or around February 16, 2007, SPG provided CSG with notice of termination of the SPG Agreement. CSG, SPG, Mr. Subbarao and Ezra Green entered into a Settlement Agreement and Release, dated as of November 8, 2007, pursuant to which, among other things:

•	CSG paid SPG $250,000;

•
SPG and Mr. Subbarao transferred to Ezra Green all of the shares of CSG common stock owned or controlled, directly or indirectly, by SPG and/or Mr. Subbarao (the “SPG Shares”), which shares were exchanged in the Merger for an aggregate of 271,312 shares of our common stock;

•
Ezra Green delivered to SPG a promissory note in the principal amount of $150,000, due in two installments in January 2008 and June 2009, bearing interest at 8% per annum and secured by a pledge of the SPG Shares;

•	Mr. Subbarao resigned from the Board of Directors of CSG and from any directorships or other offices or positions held with CSG or any subsidiaries or affiliated companies;

•	SPG agreed to the termination of warrants to purchase 500,000 shares of CSG’s common stock; and

•	The parties exchanged mutual releases.

In order to finance the cash portion of the settlement, CSG entered into Note Purchase Agreements, dated as of November 7, 2007, with two investors, pursuant to which CSG issued $250,000 aggregate principal amount of 8% Promissory Notes which will be repaid from the proceeds of the Private Placement.

Item 3.02	Unregistered Sales of Equity Securities

Sales by PUBCO-NV

PUBCO-NV was incorporated in the State of Nevada in January 2007 and issued 5,000,000 shares of its common stock to its founders for $50 cash and services rendered that were valued, in the aggregate, at $5,000 by its board of directors. These shares were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

In March 2007, PUBCO-NV completed a private placement of 1,510,000 shares of its common stock to 55 investors, at a purchase price of $0.10 per share for an aggregate offering price of $151,000. These shares were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Sales by Holdings

As of December 20, 2007, we accepted subscriptions for a total of 283.8 Units in the Private Placement, and as of December 24, 2007, we accepted subscriptions for another 36.2 Units in the Private Placement. In total, we sold 320 Units consisting of an aggregate of 16,000,000 shares of our common stock in the Private Placement for a purchase price of $25,000 per Unit, pursuant to the terms of a Confidential Private Placement Memorandum, dated November 12, 2007, as supplemented. We received gross proceeds from such closings of the Private Placement, including the principal amount of Bridge Notes exchanged in such Private Placement, of $8,000,000.

The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Net proceeds received from the Private Placement are expected to be used: (a) to repay (i) approximately $251,211 of loans from certain of our officers and directors, and (ii) $250,000 aggregate principal amount of 8% promissory notes issued by CSG in November 2007 and all accrued interest thereon; and (b) for general working capital purposes.

We agreed to pay the following placement agent fees to Westminster Securities Corporation (the “Placement Agent”) in connection with the Private Placement: (i) a cash fee of $626,650 (equal to 8% of the aggregate cash purchase price of Units sold to investors in the Private Placement, or up to 9% for Units placed through selected dealers), and (ii) three-year warrants (“Placement Warrants”) to purchase 640,000 shares of our common stock (equal to 4% of the common stock included in Units sold in the Private Placement) at an exercise price of $0.50 per share (subject to adjustment).

Sales by CSG

On September 30, 2005 and April 18, 2006, CSG sold shares of its common stock and warrants to Rudd-Klein for aggregate gross proceeds of $410,000. In addition, on April 25, 2006, CSG sold its common stock in a private placement transaction that raised gross proceeds of $100,000. Furthermore, on April 26, 2007 and July 26, 2007, CSG sold shares of its common stock and warrants in a series of private placements to two separate purchasers, for aggregate gross proceeds of $75,000 and $20,000, respectively. The offerings were made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the offerings were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

From time to time, Quixotic, Gelvin Stevenson and Ezra Green extended loans to CSG or agreed to defer compensation payable to them in order to fund CSG’s operating expenses. In this regard: (i) Quixotic Systems, Inc. (“Quixotic”) loaned CSG $285,000 ($175,000 of which constitute amounts Quixotic has paid to Alpha in connection with the Settlement Agreement, including $75,000 paid after September 30, 2007), of which $161,969 remains outstanding; and (ii) Gelvin Stevenson loaned CSG $20,000, of which $10,000 remains outstanding. Furthermore, Ezra Green agreed to CSG’s deferral of $105,830 of his salary (of which $66,830 remains unpaid) and advanced $12,412 to CSG (which has been booked as due to related party). Such loans and other arrangements are interest free and have not been memorialized by written promissory notes. In consideration for the extension and maintenance of such credit and deferral of salary, on May 7, 2007, CSG granted Mr. Green, Quixotic and Dr. Stevenson stock that was exchanged for 639,521, 242,242 and 77,518 shares of our common stock, respectively, in the Merger. Such shares of CSG’s common stock were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

On August 31, 2007 and September 12, 2007, CSG sold an aggregate of $745,000 principal amount of 10% secured notes (“Bridge Notes”). The purchasers of Bridge Notes paid an aggregate gross purchase price of $745,000 for such Bridge Notes and shares of common stock (“Bridge Common”) of CSG, which Bridge Common will be exchanged for an aggregate of approximately 2,310,028 shares of our common stock in the Merger. The Bridge Notes would have become due and payable upon the closing of the Private Placement. Pursuant to the Bridge Notes, the holders had the right to exchange such Bridge Notes for an amount of securities that could be purchased in the Private Placement for a purchase price equal to the outstanding principal and accrued interest on such Bridge Notes. Each holder of Bridge Notes was entitled to elect whether to be repaid upon consummation of the Private Placement or to exchange its Bridge Notes for Units sold in the Private Placement. As a result of such elections, upon the closing of the Private Placement, the Company issued an aggregate of 1,490,000 shares of our common stock in exchange for $745,000 principal amount of Bridge Notes, and the accrued interest thereon became immediately due and payable. The Bridge Notes and Bridge Common were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

In connection with the issuance of the Bridge Notes and related Bridge Common, we have agreed to issue Westminster Securities Corporation, CSG’s placement agent for such offering, three-year warrants to purchase an aggregate of 92,401 shares of our common stock at an exercise price of $0.50 per share (subject to adjustment).

Description of Capital Stock

Authorized Capital Stock

We have authorized 110,000,000 shares of capital stock, par value $0.001 per share, of which 100,000,000 are shares of common stock and 10,000,000 are shares of preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the Merger, the issuance of 320 Units in the Private Placement, the Split-Off, the Placement Warrants issued in connection with financing transactions and certain other warrants to be issued pursuant to a consulting agreement, our issued and outstanding securities, on a fully diluted basis, are as follows:

•	30,883,723 shares of our common stock;

•	No shares of preferred stock;

•	Placement Warrants to purchase 640,000 shares of our common stock issued to the Placement Agent in connection with the Private Placement at an exercise price of $0.50 per share;

•	Placement Warrants to purchase an additional 92,401 shares of our common stock issued to the Placement Agent in connection with CSG’s private placement of Bridge Notes and related Bridge Common; and

•	Warrants to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share, issued to a consultant.

Common Stock

The holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Options

We have adopted a stock incentive plan, pursuant to which 2,500,000 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, and other service providers. For the first year following the closing of the Merger, we may not issue options to purchase shares of our common stock at a per share exercise price less than $0.50, unless our non-employee directors determine that it is in the best interests of the Company to terminate such restrictions at an earlier date.

Warrants

In connection with the Private Placement, we issued Placement Warrants to purchase an aggregate of 640,000 shares of our common stock to the Placement Agent. Each Placement Warrant entitles the holder to purchase shares of our common stock at an exercise price of $0.50 per share (subject to adjustment) and will expire three years from the initial closing date of the Private Placement. Prior to exercise, the Placement Warrants do not confer upon holders any voting or any other rights as a stockholder. We issued an additional 92,401 Placement Warrants to the Placement Agent in connection with CSG’s private placement of Bridge Notes and related Bridge Common.

The Placement Warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. The per share exercise price of the Placement Warrants will also be adjusted in the event any Ratchet Shares are issued, so that the exercise price per share equals the Lower Price; however the number of shares of our common stock issuable upon exercise of the Placement Warrants shall remain unaffected by such adjustment.

Pursuant to a consulting agreement, we have agreed to issue Consulting Warrants to purchase 500,000 shares to a consultant. The Consulting Warrants entitle the holder to purchase shares of our common stock at an exercise price of $0.50 per share (subject to adjustment) and will expire three years from their date of issuance. Prior to exercise, the Consulting Warrants do not confer upon holders any voting or any other rights as a stockholder. The Consulting Warrants contain provisions that protect the holder against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to use all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Potential Required Future Issuances of Common Stock to Investors in the Private Placement

Pursuant to the terms of the subscription agreements entered into between us and the investors in the Private Placement, during the period from the date of the Initial Closing (the “Initial Closing Date”) of the Private Placement until the earlier of (x) twenty-four (24) months following the Initial Closing Date or (y) the date that the “resale” registration statement covering the shares of our common stock included within the Units sold in the Private Placement is declared effective by the SEC (the “Adjustment Period”), if we issue or grant any shares of our common stock or any warrants or other convertible securities pursuant to which shares of our common stock may be acquired at a per share price (a “Lower Price”) less than $0.50 (subject to certain customary exceptions, including where shares are issued in connection with employment arrangements or business combinations in which a portion of the consideration may be payable in shares or convertible securities with a business in substantially the same line of business as the Company), then we shall promptly issue additional shares of our common stock (“Ratchet Shares”) to the purchasers in the Private Placement in an amount sufficient that the subscription price paid by such purchasers in the Private Placement, when divided by the total number of shares of our common stock issued to such subscriber (shares included in the purchased Unit plus any Ratchet Shares issuable, or previously issued, under this provision), will result in an effective price paid by the purchaser per share of our common stock equal to such Lower Price. For example, if an investor purchases one Unit in the Private Placement (50,000 shares of our common stock) for a purchase price of $25,000 (equals $0.50 per share) and then we issue additional shares of our common stock at $0.40 per share during such twenty-four-month period, we must issue an additional 12,500 shares of our common stock to such investor [$25,000 / 62,500 shares = $0.40 per share]. Such adjustments shall be made successively whenever such an issuance is made during the Adjustment Period.

Registration Rights

We have agreed to file, within 90 days of the final closing date or the date of termination of the Private Placement, whichever occurs later, a registration statement (the “Registration Statement”) registering for resale (i) the shares of our common stock included in the Units sold in the Private Placement, (ii) the shares of our common stock underlying the Placement Warrants, and (iii) the approximately 2,310,028 shares of our common stock that were issued in exchange for Bridge Common in the Merger (collectively, the “Registrable Securities”), consistent with the terms and provisions of the Registration Rights Agreement from the Private Placement, attached hereto as Exhibit 10.3. We have agreed to maintain the effectiveness of such “resale” registration statement from the effective date through and until 18 months after the final closing date of the Private Placement, unless all Registrable Securities have been sold or are otherwise able to be sold without volume restrictions pursuant to Rule 144 or other similar rule then in effect, at which time exempt sales may be permitted for such Registrable Securities. We have agreed to use our commercially reasonable efforts to have such “resale” registration statement declared effective by the SEC within 180 days after the final closing date or the date of termination of the Private Placement, whichever occurs later. We have agreed to pay monetary penalties equal to one percent (1%) of the gross proceeds of the Private Placement for each full month that, among other things, (i) we are late in filing the Registration Statement or (ii) the Registration Statement is late in being declared effective; provided, that the aggregate of any such penalties shall not exceed nine percent (9%) of the gross proceeds of the Private Placement. However, we shall not be obligated to pay any such liquidated damages if we are unable to fulfill our registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415,” provided we register at such time the maximum number of shares of our common stock permissible upon consultation with the staff of the SEC.

In connection with CSG’s private placement of Bridge Notes and related Bridge Common, CSG provided “piggy-back” registration rights to the private investors. These registration rights were assumed by us upon closing of the Merger. If we register shares of our common stock on a registration statement form that can be used to register the private investors’ shares for resale, then the private investors will have the right to have the shares of our common stock issued to them in the Merger in exchange for the Bridge Common included in such registration statement. We may be required to register an aggregate of approximately 2,310,028 shares of our common stock pursuant to such “piggy-back” registration rights.

Lock-up Agreements

All shares of our common stock issued in exchange for shares of CSG common stock in the Merger other than the Bridge Common, will be subject to lock-up agreements. These lock-up agreements provide that the pre-Merger stockholders of CSG may not sell or transfer any of their shares (other than the shares of our common stock issued in exchange for Bridge Common in the Merger) for a period of 15 months following the Merger without the consent of the Placement Agent, with the exception of contributions made to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or in privately negotiated sales to persons who agree, in writing, to be bound to the terms of the lock-up agreements.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our By-Laws are intended to strengthen the Board’s position in the event of a hostile takeover attempt. These provisions have the following effects:

•
they provide that only business brought before an annual meeting by the Board or by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol BIPO.OB, but is not trading. We have notified the OTC Bulletin Board of our name change and will obtain a new symbol. As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the American Stock Exchange or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer, 100 Second Avenue, Suite 104N, St. Petersburg, Florida, 33701. We will serve as warrant agent for the outstanding warrants.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On December 20, 2007, we dismissed Webb & Company, P.A. (“Webb”) as our independent accountants. Webb had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Webb is that, following the consummation of the Merger on December 20, 2007, (i) the former stockholders of CSG owned a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by CSG. The independent registered public accountant of CSG was the firm of Rothstein Kass (“RK”). We believe that it is in our best interest to have RK continue to work with our business, and we therefore retained RK as our new principal independent registered accounting firm, effective as of December 20, 2007. RK is located at 4 Becker Farm Road, Roseland, New Jersey 07068. The decision to change accountants was approved by our board of directors on December 20, 2007.

The report of Webb on our financial statements for the period from January 31, 2007 (inception) through April 30, 2007 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

From our inception through December 20, 2007, there were no disagreements with Webb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Webb, would have caused it to make reference to the matter in connection with its reports.

From our inception through December 20, 2007, we did not consult RK regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

We have made the contents of this Current Report on Form 8-K available to Webb and requested that Webb furnish us a letter addressed to the SEC as to whether Webb agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information. A copy of Webb’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Holdings’ sole officer and director immediately prior to the Merger resigned from all positions with the Company as of December 20, 2007, effective upon the closing of the Merger. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2007, our board of directors approved the merger of PUBCO-NV with and into Holdings, for the purpose of changing our state of incorporation to Delaware from Nevada and changing our name from “BIP Oil, Inc.” to “Clear Skies Holdings, Inc.” On December 13, 2007, stockholders representing the requisite number of votes necessary to approve the merger and name change took action via written consent, approving such actions. On December 18, 2007, PUBCO-NV was merged with and into Clear Skies Holdings, Inc., and each share of PUBCO-NV was exchanged for 9.19230769 shares of Holdings, by filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware and filing Articles of Merger with the Secretary of State of the State of Nevada.

On December 20, 2007, our board of directors approved a change in our fiscal year to a fiscal year ending on December 31 from a fiscal year ending on April 30. By such change, we have adopted the fiscal year of CSG, the acquirer in the Merger for accounting purposes, and, therefore, there will be no transition period in connection with this change of fiscal year-end. Our 2007 fiscal year will end on December 31, 2007.

Item 5.06	Change in Shell Company Status.

Following the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), CSG’s audited financial statements for the fiscal year ended December 31, 2006 and the period from August 1 to December 31, 2005, and (ii) CSG’s unaudited financial statements for the nine-month interim periods ended September 30, 2007 and 2006 are filed in this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

(b) Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement of Merger and Plan of Reorganization, dated as of December 19, 2007, by and among Clear Skies Holdings, Inc., Clear Skies Group, Inc. and Clear Skies Acquisition Corp.

2.2	Certificate of Merger, merging Clear Skies Acquisition Corp. with and into Clear Skies Group, Inc., filed with the Secretary of State of the State of Delaware on December 19, 2007

2.3	Certificate of Merger, merging Clear Skies Acquisition Corp. with and into Clear Skies Group, Inc., filed with the Department of State of the State of New York on December 20, 2007

3.1	Certificate of Incorporation

3.2	By-laws

10.1	Form of Subscription Agreement

10.2	Form of Placement Warrant

10.3	Form of Registration Rights Agreement

10.4	Form of Lock-Up Agreement

10.5	Placement Agent Agreement, dated November 14, 2007, between Clear Skies Group, Inc. and Westminster Securities Corporation

10.6	Form of Directors and Officers Indemnification Agreement

10.7	Employment Agreement, dated December 20, 2007, by and between Clear Skies Holdings, Inc. and Ezra J. Green

10.8	Employment Agreement, dated December 20, 2007, by and between Clear Skies Holdings, Inc. and Robert Parker

10.9	Clear Skies Holdings, Inc. 2007 Equity Incentive Plan

10.10	Form of 2007 Incentive Stock Option Agreement

10.11	Form of 2007 Non-Qualified Stock Option Agreement

10.12	Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Obligations, dated as of December 20, 2007, between Clear Skies Holdings, Inc. and BIP Holdings, Inc.

10.13	Stock Purchase Agreement, dated as of December 20, 2007 among Clear Skies Holdings, Inc., Bobby Stanley and Joseph I. Lewis

10.14	Settlement Agreement and Mutual Release among Alpha Energy, Clear Skies Group, Inc. and Quixotic Systems, Inc., dated as of August 30, 2007.

10.15	Indemnity and Guaranty Agreement, dated as of August 25, 2007, by Ezra Green and Clear Skies Group, Inc., jointly and severally, in favor of Quixotic Systems, Inc.

10.16	Form of Note Purchase Agreement, dated as of November 7, 2007, between Clear Skies Group, Inc. and each purchaser of 8% Promissory Notes of Clear Skies Group, Inc.

10.17	Form of 8% Promissory Notes of Clear Skies Group, Inc., dated November 7, 2007

10.18	Settlement Agreement and Release, dated as of November 8, 2007, among Clear Skies Group, Inc., Sustainable Profitability Group, Inc. and Mayur Subbarao

10.19	Resignation Letter from Bobby Stanley, dated December 20, 2007

16.1	Letter from Webb & Company, P.A., dated December 21, 2007

99.1	Clear Skies Group, Inc. financial statements for the fiscal years ended December 31, 2006 and 2005

99.2	Clear Skies Group, Inc. unaudited financial statements for the nine months ended September 30, 2007

99.3	Pro forma unaudited consolidated financial statements as of September 30, 2007 and for the nine months ended September 30, 2007 and the year ended December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 24, 2007

CLEAR SKIES HOLDINGS, INC.

	By:	/s/ Ezra J. Green
Ezra J. Green
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement of Merger and Plan of Reorganization, dated as of December 19, 2007, by and among Clear Skies Holdings, Inc., Clear Skies Group, Inc. and Clear Skies Acquisition Corp.

2.2	Certificate of Merger, merging Clear Skies Acquisition Corp. with and into Clear Skies Group, Inc., filed with the Secretary of State of the State of Delaware on December 19, 2007

2.3	Certificate of Merger, merging Clear Skies Acquisition Corp. with and into Clear Skies Group, Inc., filed with the Department of State of the State of New York on December 20, 2007

3.1	Certificate of Incorporation

3.2	By-laws

10.1	Form of Subscription Agreement

10.2	Form of Placement Warrant

10.3	Form of Registration Rights Agreement

10.4	Form of Lock-Up Agreement

10.5	Placement Agent Agreement, dated November 14, 2007, between Clear Skies Group, Inc. and Westminster Securities Corporation

10.6	Form of Directors and Officers Indemnification Agreement

10.7	Employment Agreement, dated December 20, 2007, by and between Clear Skies Holdings, Inc. and Ezra J. Green

10.8	Employment Agreement, dated December 20, 2007, by and between Clear Skies Holdings, Inc. and Robert Parker

10.9	Clear Skies Holdings, Inc. 2007 Equity Incentive Plan

10.10	Form of 2007 Incentive Stock Option Agreement

10.11	Form of 2007 Non-Qualified Stock Option Agreement

10.12	Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Obligations, dated as of December 20, 2007, between Clear Skies Holdings, Inc. and BIP Holdings, Inc.

10.13	Stock Purchase Agreement, dated as of December 20, 2007 among Clear Skies Holdings, Inc., Bobby Stanley and Joseph I. Lewis

10.14	Settlement Agreement and Mutual Release among Alpha Energy, Clear Skies Group, Inc. and Quixotic Systems, Inc., dated as of August 30, 2007.

10.15	Indemnity and Guaranty Agreement, dated as of August 25, 2007, by Ezra Green and Clear Skies Group, Inc., jointly and severally, in favor of Quixotic Systems, Inc.

10.16	Form of Note Purchase Agreement, dated as of November 7, 2007, between Clear Skies Group, Inc. and each purchaser of 8% Promissory Notes of Clear Skies Group, Inc.

10.17	Form of 8% Promissory Notes of Clear Skies Group, Inc., dated November 7, 2007

10.18	Settlement Agreement and Release, dated as of November 8, 2007, among Clear Skies Group, Inc., Sustainable Profitability Group, Inc. and Mayur Subbarao

10.19	Resignation Letter from Bobby Stanley, dated December 20, 2007

16.1	Letter from Webb & Company, P.A., dated December 21, 2007

99.1	Clear Skies Group, Inc. financial statements for the fiscal years ended December 31, 2006 and 2005

99.2	Clear Skies Group, Inc. unaudited financial statements for the nine months ended September 30, 2007

99.3	Pro forma unaudited consolidated financial statements as of September 30, 2007 and for the nine months ended September 30, 2007 and the year ended December 31, 2006